SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2009

WABASH NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10883	52-1375208
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Sagamore Parkway South Lafayette, Indiana	47905
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 771-5310

  (Former name or former address, if changed since last report)

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Explanatory Note

As previously disclosed, on July 17, 2009, Wabash National Corporation, a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Trailer Investments, LLC (“Trailer Investments”), an entity formed for this purpose by Lincolnshire Equity Fund III, L.P., a private equity investment fund managed by Lincolnshire Management, Inc. (“Lincolnshire”), pursuant to which, among other things, the Company agreed to issue to Trailer Investments (i) 20,000 shares of the Company’s Series E redeemable preferred stock (the “Series E Preferred”), 5,000 shares of the Company’s Series F redeemable preferred stock (the “Series F Preferred”), and 10,000 shares of the Company’s Series G redeemable preferred stock (the “Series G Preferred”, and together with the Series E Preferred and the Series F Preferred, the “Preferred Stock”), the terms of which are provided in the certificates of designation for each series of Preferred Stock (the “Certificates of Designation”), and (ii) a warrant (the “Warrant”) that is immediately exercisable at $0.01 per share for a number of newly issued shares of common stock representing 44.21% of the issued and outstanding common stock of the Company after giving effect to the issuance of the shares underlying the Warrant (the “Warrant Shares”), subject to upward adjustment, for an aggregate purchase price of $35,000,000 (the “Transaction”).

The Purchase Agreement was previously described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on July 20, 2009 (the “Prior Form 8-K”). On August 3, 2009, the Company completed the Transaction (the “Closing”).

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

Investor Rights Agreement

In connection with the consummation of the Transaction, the Company entered into an Investor Rights Agreement dated August 3, 2009 (the “Investor Rights Agreement”) with Trailer Investments.  The Investor Rights Agreement provides certain benefits to the holders of the Preferred Stock and the Warrant, as well as certain benefits for Trailer Investments.

Registration Rights

The Investor Rights Agreement provides for registration rights for the resale of Warrant Shares that have not yet been sold pursuant to a Registration Statement or Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) and that are not eligible for sale pursuant to Rule 144(b)(i)(1) under the Securities Act (the “Registrable Securities”).  In particular, it provides that the Company will file a registration statement with the Securities and Exchange Commission no later than thirty days after the Closing.  Once declared effective, the Company must maintain the effectiveness of the registration statement; provided, however, that, for not more than twenty consecutive days or for a total of not more than forty-five days in any twelve-month period, the Company may suspend the use of the registration statement in order to delay the disclosure of material non-public information concerning the Company.  The Investor Rights Agreement also contains customary provisions pursuant to which the Company has agreed to pay all expenses of the registration statement and to indemnify the holders of the shares of common stock being registered for certain liabilities that arise in connection with the registration statement. The Investor Rights Agreement also provides for ongoing obligations of the Company to register additional shares for which the Warrant becomes exercisable, as a result of anti-dilution provisions, or otherwise.

Agreements and Covenants

From the Closing until the time that Trailer Investments and its affiliates, including investors in funds controlled by Lincolnshire Management, Inc. (collectively with Trailer Investments, the “Trailer Investors”), cease to hold a majority of the outstanding preferred stock (the “Preferred Expiration Date”), the Trailer Investors will have a right of first refusal on any private issuance of debt or equity securities or other private financing, other than issuances of debt securities pursuant to the Company’s Third Amended and Restated Loan and Security Agreement (the “Amended Facility”), or agreements entered into in connection with the refinancing of that agreement.

From the Closing until the time that the Trailer Investors cease to hold or cease to beneficially own at least 10% of the issued and outstanding common stock of the Company, the Trailer Investors have the right to nominate five directors (the “Investor Directors”) to be elected to the Company’s twelve member board of directors.  Subject to the reasonable approval of the nomination and corporate governance committee of the board of directors and the satisfaction of all legal and governance requirements regarding committee membership, at the request of the Trailer Investors the Investor Directors will have proportional representation on each committee of the board of directors, other than the Audit Committee, and each subsidiary of the Company. The Investor Rights Agreement also provides that the Company will pay the reasonable expenses of the Investor Directors, but that the Investor Directors are not entitled to receive compensation for their service on the board of directors. The Company also committed to enter into an indemnification agreement with each Investor Director, which is described below in Item 5.02 of this Form 8-K.  The Company also agreed to permit Trailer Investors holding a majority of the Preferred Stock or Registrable Securities (the “Majority Trailer Investors”) to designate a non-voting observer to the board of directors so long as those investors beneficially own at least 2% of the Company’s common stock.

From the Closing until the Preferred Expiration Date, the Company agreed that it would comply with certain customary affirmative covenants, and that, without the consent of the Majority Trailer Investors, it would not:

•	directly or indirectly declare or make any dividend, distribution, or redemption of any shares of any class of the Company’s stock other than dividend payments on the Preferred Stock;
•
directly or indirectly declare or make any payments of management, consulting or other fees to any affiliate of the Company, which for purposes of the Investor Rights Agreement includes certain officers, directors and employees of the Company;

•	issue any notes or debt securities containing equity or voting features or any capital stock, other equity securities or equity-linked securities;
•	make loans or advances to, guarantees for the benefit of, or investments in, any person, subject to exceptions for reasonable advances to employees and specified types of highly liquid investments;
•
liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction, unless, in the case of a recapitalization or reorganization, such transaction would result in a change of control and the Company pays to the holders of the Preferred Stock all amounts then due and owing under the Preferred Stock prior to or contemporaneous with the consummation of such transaction;

•
directly or indirectly acquire any interest in an entity or joint venture, except for acquisitions involving aggregate consideration (whether payable in cash or otherwise) not to exceed $5,000,000 in the aggregate if, at the time of any such acquisition, the Company and its subsidiaries have availability for draw-downs under the Amended Facility in an amount equal to or exceeding $20,000,000 and the ratio of the aggregate indebtedness of the Company and its subsidiaries as of the most recent month end to the previous twelve-month EBITDA after giving effect to such acquisition is less than 6:1;

•	reclassify or recapitalize the capital stock of the Company, subject to certain exceptions;
•
enter into, or permit any of the Company’s subsidiaries to enter into, any line of business other than the lines of business in which those entities are currently engaged and other activities reasonably related thereto;

•
enter into, amend, modify or supplement any agreement, commitment or arrangement with any of the Company’s affiliates, except for customary employment arrangements and benefit programs on reasonable terms and except as otherwise expressly contemplated by the Investor Rights Agreement or the Purchase Agreement;

•
create, incur, guarantee, assume or suffer to exist, any indebtedness, other than (A) indebtedness pursuant to the Amended Facility, and (B) indebtedness in an aggregate amount not to exceed $10,000,000, provided that such indebtedness is created, incurred, guaranteed, assumed or suffered to exist solely to satisfy the Company’s and its subsidiaries’ working capital requirements, the interest rate per annum applicable to such Indebtedness does not exceed 9% and the ratio of aggregate indebtedness of the Company and its subsidiaries as of the most recent month end to the previous twelve-month EBITDA after giving effect to such creation, incurrence, guaranty, assumption or sufferance does not exceed 3:1;

•
engage in any transaction that results in a change of control unless the Company pays to the holders of the Preferred Stock all amounts then due and owing under the Preferred Stock (including the premium payable in connection with any redemption relating to a Change of Control) prior to or contemporaneous with the consummation of such transaction;

•
sell, lease or otherwise dispose of more than 2% of the consolidated assets of the Company and its Subsidiaries (computed on the basis of book value, determined in accordance with GAAP, or fair market value, determined by the board of directors in its reasonable good faith judgment) in any transaction or series of related transactions, other than sales of inventory in the ordinary course of business;

•
make any amendment to or rescind any provision of the organization documents of the Company, increase the number of authorized shares of common stock or Preferred Stock or adversely affect or otherwise impair the rights of the investors under the Investor Rights Agreement and the terms of the Preferred Stock; or

•	increase the size of the board of directors or create or change any committee of the Board.

For so long as (i) the holders of the Preferred Stock hold at least 10% of the Preferred Stock issued pursuant to the Purchase Agreement or (ii) Trailer Investors in the aggregate hold or beneficially own at least 10% of the issued and outstanding common stock of the Company or (iii) transferees of Trailer Investments other than Trailer Investors hold at least one-third of the Registrable Securities originally subject to the Warrant, (A) the Company shall permit each such investor to visit and inspect the Company’s and its Subsidiaries’ properties, to examine their respective books of account and records and to discuss the Company’s and its Subsidiaries’ affairs, finances and accounts with their respective officers and employees, all at such reasonable times as may be requested by such investor, and (B) the Company shall, with reasonable promptness, provide to each such investor such other information and financial data concerning the Company and its subsidiaries as such investor may reasonably request.

For so long as (i) the Trailer Investors hold at least 10% of the Preferred Stock issued pursuant to the Purchase Agreement or (ii) the Trailer Investors in the aggregate hold or beneficially own at least 10% of the issued and outstanding common stock of the Company, the Company shall pay the reasonable fees and expenses of any consultant or professional advisor that the Majority Trailer Investors may engage in connection with the Trailer Investors’ interests in the Company.

For so long as (i) the holders of the Preferred Stock hold at least 10% of the Preferred Stock issued pursuant to the Purchase Agreement or (ii) Trailer Investors in the aggregate hold or beneficially own at least 10% of the issued and outstanding common stock of the Company or (iii) transferees of Trailer Investments other than Trailer Investors hold at least one-third of the Registrable Securities originally subject to the Warrant, the Company shall provide to each such investor not later than thirty days before the beginning of each fiscal year of the Company, but in any event, ten days prior to presenting such budget to the Board, an annual budget prepared on a monthly basis for the Company for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets or forecasts prepared by the Company and any revisions of such annual or other budgets or forecasts.

Events of Defaults

It is an event of default under the Investor Rights Agreement if the Company does not comply with the provisions of the Investor Rights Agreement related to filing registration statements described above, or if required registration statements are not declared effective in a timely fashion, which for the initial registration statement is within 180 days of the Closing if reviewed by the SEC, or within 90 days if not reviewed.  It is also an event of default if, subject to any applicable cure periods, the Company does not comply with the other covenants and agreements described above.  Upon the occurrence of an event of default, the Company is obligated, at the election of the holders of a majority of shares issuable pursuant to the Warrant and the Registrable Securities, to pay an amount equal to 2.0% of the aggregate fair market value of the Warrant Shares that are issuable or that are issued and outstanding for each thirty-day period the event of default continues.  Events of default that continue for three months, subject to certain exceptions for events outside of the control of the Company and any limitations in the Amended Facility, will give the holders of the Warrant or the Warrant Shares the ability to cause the Company to repurchase the Warrant or such Warrant Shares at their fair market value, as defined in the Investor Rights Agreement.

The foregoing description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Investor Rights Agreement, which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Warrant

At Closing, the Company issued to Trailer Investments the Warrant previously described in the Company’s Prior Form 8-K.  The Warrant is immediately exercisable at $0.01 per share for 24,762,636 newly issued shares of common stock representing 44.21% of the issued and outstanding common stock of the Company on August 3, 2009, after giving effect to the issuance of the shares underlying the Warrant, subject to upward adjustment to maintain that percentage if currently outstanding options are exercised. The number of shares of common stock subject to the Warrant is also subject to upward adjustment to an amount equivalent to 49.99% of the issued and outstanding common stock of the Company outstanding immediately after the Closing after giving effect to the issuance of the shares underlying the Warrant in specified circumstances where the Company loses its ability to utilize its net operating loss carryforwards, including as a result of a stockholder of the Company acquiring greater than 5% of the outstanding common stock of the Company. The Warrant may be exercised for cash or may be converted into common stock under a customary “cashless exercise” fixture based upon the trading price of the common stock at the time of exercise. The Warrant also contains customary anti-dilution adjustment features for stock splits and the like as well as future issuances of stock or derivative securities that have sale or exercise prices below the then current market price or $0.54.

The foregoing description of the Warrant does not purport to be complete and is qualified in its entirety by reference to the Warrant, which is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

Section 3 – Securities and Trading Market

Item 3.02.  Unregistered Sales of Equity Securities.

Director Shares

On May 14, 2009, each non-employee director of the board of directors of the Company, as part of the director compensation to be paid by the Company for 2009, was granted 32,374 shares of unrestricted common stock of the Company for an aggregate grant of 194,244 shares, pursuant to the Company’s 2007 Omnibus Incentive Plan (the “Omnibus Plan”). The Omnibus Plan limits grants of unrestricted stock awards in an aggregate amount of up to 5% of the number of shares of stock available for issuance under the Plan.  In July 2009, the Company discovered that the May 14, 2009 grant to non-employee directors exceeded the 5% limitation by 118,440 shares, or 19,740 shares per non-employee director, and as such, these shares were void.  In response, and in consideration of the 2009 compensation for service on the board of directors, on July 30, 2009, the board of directors approved providing each non-employee director the right to receive, at the election of such non-employee director, either (i) 19,740 shares of the common stock of the Company or (ii) a cash amount equivalent to the product of (1) the closing price of the Company’s common stock on the New York Stock Exchange on the business day after the respective election is received by the Company and (2) 19,740.  Accordingly, up to an aggregate of 118,440 shares will be issued to members of the board of directors in reliance on Section 4(2) under the Securities Act in a transaction not involving a public offering.

Warrant Shares

As disclosed in Item 3.02 of the Prior Form 8-K, the Company issued the Preferred Stock and the Warrant in reliance on Section 4(2) under the Securities Act and Regulation D promulgated thereunder in a transaction not involving a public offering. Similarly, the shares of common stock issuable upon exercise of the Warrant, when and if exercised, will be issued in reliance on Section 4(2) under the Securities Act and Regulation D promulgated thereunder in a transaction not involving a public offering.  The disclosure in this Item 3.02 supplements the disclosure in Item 3.02 of the Prior Form 8-K to disclose that the number of shares subject to the Warrant is initially 24,762,636 shares of newly issued common stock of the Company, subject to upward adjustment.  The disclosure in Item 1.01 of this Form 8-K under the heading “Warrant” is incorporated herein by reference.

Item 3.03.  Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Form 8-K under the heading “Investor Rights Agreement” and under the heading “Warrant” is incorporated herein in its entirety.  The information set forth in Item 5.03 of this Form 8-K under the heading “Certificates of Designation” is incorporated herein in its entirety.

As disclosed in the Prior Form 8-K, both the Certificates of Designation and Investor Rights Agreement contain provisions that, among other things, provide Trailer Investments with veto rights over certain significant matters of the Company’s operations and business, including the ability to pay dividends, amendments of organization documents of the Company and other material actions by the Company.  Also, as disclosed in the Prior Form 8-K, under the Amended Facility the Company, among other things, is subject to restrictions on its ability to repurchase or redeem its common stock and on the payment of cash dividends to the Company’s common stockholders.

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Transaction and pursuant to rights provided to Trailer Investments under the Investor Rights Agreement and Certificates of Designation, on July 30, 2009 the Company’s board of directors appointed Thomas J. Maloney, Michael J. Lyons, Vineet Pruthi, James G. Binch and Andrew C. Boynton (collectively, the “Initial Investor Directors”) to the board of directors effective as of the Closing.  Effective as of the Closing, Messrs. Maloney and Lyons joined the board of directors’ nominating and corporate governance committee, and Messrs. Maloney, Lyons, Binch and Pruthi joined the compensation committee.  The Initial Investor Directors, except for Mr. Boynton, are all principals of Lincolnshire: Mr. Maloney is President, Messrs. Lyon and Pruthi are Senior Managing Directors and Mr. Binch is a Managing Director.  Mr. Boynton is the dean of Boston College’s Carroll School of Management.  In their capacities with Lincolnshire each has a material interest in the transactions between the Company and Lincolnshire described in this Form 8-K, which involved an investment of $35 million by Lincolnshire in the Company.  Each of Messrs. Maloney, Lyons, Pruthi and Binch disclaim beneficial ownership of the Preferred Stock and the Warrant, and the rights associated therewith, except to the extent of their respective pecuniary interests.

The Initial Investor Directors are entitled to reimbursement of reasonable expenses incurred for their service on the board of directors but are not entitled to any compensation from the Company.

In connection with the appointment to the board of directors of the Initial Investor Directors and pursuant to its obligations under the Investor Rights Agreement, on July 30, 2009, the board of directors adopted an indemnification agreement, the form of which is filed as Exhibit 10.3 to this Current Report (the “Indemnification Agreement”) and is incorporated herein by reference.  Each of the Initial Investor Directors entered into the Indemnification Agreement with the Company at the Closing, and each other director of the Company, including the Company’s Chief Executive Officer and President, Richard J. Giromini, is also expected to enter into the form of Indemnification Agreement.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Bylaw Amendment

On July 30, 2009, the board of directors amended Section 3.2.1. of the Company’s Amended and Restated Bylaws to increase the maximum size of the board of directors from nine to twelve (the “Bylaw Amendment”).  The foregoing description of the Bylaw Amendment does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Bylaws of the Company, as amended, which are filed as Exhibit 3.4 to this Current Report and are incorporated herein by reference.

Certificates of Designations

The terms of the Preferred Stock are provided in the applicable Certificates of Designation for each series of Preferred Stock, which were adopted by the Company’s board of directors and which the Company filed with the Secretary of State of the State of Delaware on July 31, 2009.

The dividend rate of the Preferred Stock is as follows:

•
Series E Preferred will have a dividend rate of 15% per annum payable quarterly, which dividend rate will be increased by 0.5% every quarter if Series E Preferred is still outstanding after the 5 year anniversary of its issuance;

•
Series F Preferred will have a dividend rate of 16% per annum payable quarterly, which dividend rate will be increased by 0.5% every quarter if Series F Preferred is still outstanding after the 5 year anniversary of its issuance; and

•
Series G Preferred will have a dividend rate of 18% per annum payable quarterly, which dividend rate will be increased by 0.5% every quarter if Series G Preferred is still outstanding after the 5 year anniversary of its issuance.

During the first two years, dividends may be accrued at the election of the Company. The Preferred Stock also provides the holders with certain rights including an increase in the dividend rate upon the occurrence of any event of noncompliance.

The Preferred Stock may be redeemed by the Company after 1 year from the date of issuance at the following rates:

•	from the 13th through 36th month at a 20% premium to the sum of the issue price plus all accrued and unpaid dividends;

•	from the 37th through 60th month at a 15% premium to the sum of the issue price plus all accrued and unpaid dividends; and

•	after the 60th month, without any premium at the sum of the issue price plus all accrued and unpaid dividends;

provided that if the Preferred Stock is not redeemed at the 60th month, the dividend rate of the Preferred Stock will be increased every quarter by 0.5% as described above.

Upon occurrence of a change of control of the Company (e.g., more than 50% of the voting power is transferred or acquired by any person other than Trailer Investments and its affiliates unless Trailer Investments or its affiliates acquire the Company) as defined in the Certificates of Designation, the Preferred Stock becomes immediately redeemable at the election of the holder at the following rates:

•
Series E Preferred and Series F Preferred must be redeemed at a price equal to the sum of the issue price (plus accrued and unpaid dividends) and a premium of 200% of the sum of the issue price plus all accrued and unpaid dividends; and

•
Series G Preferred must be redeemed at a price equal to the sum of the issue price (plus accrued and unpaid dividends) and a premium of 225% of the sum of the issue price plus all accrued and unpaid dividends.

The change of control provisions for the Preferred Stock are subject to a look-back, whereby if the shares of Preferred Stock are redeemed pursuant to the voluntary redemption provisions within 12 months prior to the occurrence of a change of control, the Company would still have to pay the additional amount to the holders of the Preferred Stock that was redeemed so that such holders would receive the aggregate payments equal to the change of control redemption amounts.

The agreements and covenants made by the Company pursuant to the Investor Rights Agreement are also generally made in the Certificates of Designations.  The description in Item 1.01 of this Form 8-K under the heading “Investors Rights Agreement – Agreements and Covenants” is incorporated by reference herein.

The Certificates of Designations provide for events of noncompliance, including the failure to make regular quarterly dividend payments after the first two years, failure to redeem the Preferred Stock when required, failure to observe the agreements and covenants referred to above, the failure of certain representations and warranties in the Purchase Agreement to be true and correct as of the Closing, and events related to any bankruptcy of the Company, among other things.  Upon an event of noncompliance, the dividend rate for the Preferred Stock increases immediately by an additional 2.0% per annum, subject to applicable usury laws; provided, that if the event of noncompliance is related to the non payment of the cash dividends beginning with the September 30, 2011 dividend payment date, the dividend rate shall automatically increase to (A) the higher of (X) the then prevailing dividend rate and (Y) the then prevailing LIBOR rate plus 14.7% plus 2.0% per annum.  Upon the occurrence of an event of noncompliance, subject to certain exceptions for events outside of the control of the Company, the holders of a majority of each series of Preferred Stock will have the right to have the Company redeem that series of Preferred Stock at the original issue price plus all accumulated, accrued and unpaid dividends.

The foregoing description of the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificates of Designations for the Series E Preferred, Series F Preferred, and Series G Preferred, as applicable, which are filed as Exhibit 3.1, Exhibit 3.2 and Exhibit 3.3, respectively, to this Current Report and are incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

3.1	Certificate of Designations, Preferences and Rights of Series E Redeemable Preferred Stock

3.2	Certificate of Designations, Preferences and Rights of Series F Redeemable Preferred Stock

3.3	Certificate of Designations, Preferences and Rights of Series G Redeemable Preferred Stock

3.4	Amended and Restated Bylaws of the Company, as amended

10.1	Investor Rights Agreement dated as of August 3, 2009 by and between the Company and Trailer Investments, LLC

10.2	Warrant to Purchase Shares of Common Stock issued on August 3, 2009

10.3	Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wabash National Corporation

Date: August 4, 2009	By:	/s/ ROBERT J. SMITH
Robert J. Smith
Senior Vice President and Chief Financial Officer

Exhibit Index

No.	Exhibit

3.1	Certificate of Designations, Preferences and Rights of Series E Redeemable Preferred Stock

3.2	Certificate of Designations, Preferences and Rights of Series F Redeemable Preferred Stock

3.3	Certificate of Designations, Preferences and Rights of Series G Redeemable Preferred Stock

3.4	Amended and Restated Bylaws of the Company, as amended

10.1	Investor Rights Agreement dated as of August 3, 2009 by and between the Company and Trailer Investments, LLC

10.2	Warrant to Purchase Shares of Common Stock issued on August 3, 2009

10.3	Form of Indemnification Agreement